Exhibit 99.1

Press Release

For further information:	Investor Relations and
Media:	Corporate Communications:
Peggy Kochenbach or Kate Jennings	Amy Hedison
Fleishman-Hillard	EXACT Sciences
P: (617) 267-8223	P: (508) 683-1252
E: kochenbp@fleishman.com	E: ahedison@exactsciences.com
jenningk@fleishman.com

EXACT Sciences to Webcast Presentation at SG Cowen’s 24th Annual Health Care Conference

MARLBOROUGH, Mass.—(BUSINESS WIRE)—March 10, 2004—EXACT Sciences Corporation (NASDAQ: EXAS) announced today that its presentation at SG Cowen’s 24th Annual Health Care Conference will be webcast live.

Don Hardison, EXACT Sciences’ President and CEO, and Anthony Shuber, EXACT Sciences’ Chief Technology Officer, will deliver the presentation on Thursday, March 11, 2004 at 8:00 a.m. (Eastern Standard Time) at the Boston Marriott Copley Place Hotel in Boston, Massachusetts. The webcast of the presentation may be accessed at EXACT Sciences’ Web site, www.exactsciences.com, through the Investor Relations page. An archived version of the webcast will be available for 90 days following the live presentation.

About EXACT Sciences Corporation

EXACT Sciences Corporation is a pioneer in applying genomics to solve large clinical needs. Its DNA-based assay, PreGen-Plus(TM), is intended for the early detection of colorectal cancer in the average-risk population. The Company also has developed PreGen-26(TM), intended to detect colorectal cancer in a high-risk group of patients. Colorectal cancer, which is the most deadly cancer among non-smokers, is curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, however, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high. EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Marlborough, Mass. Detailed information on EXACT Sciences and PreGen-Plus can be found on the World Wide Web at www.exactsciences.com and www.pregenplus.com.

CONTACT:

Media:

Fleishman-Hillard

Peggy Kochenbach

617-267-8223

kochenbp@fleishman.com

EXACT Sciences

Amy Hedison, 508-683-1252

ahedison@exactsciences.com